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                                                                   Exhibit 99.13

  Cautionary Factors Under the Private Securities Litigation Reform Act of 1995

We desire to take advantage of the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995 (the "Act"). This Form 8-K/A and our filings with the Securities and Exchange Commission in general contain statements, which are intended as "forward-looking statements" within the meaning of the Act. The words or phrases "expects," "will continue," "is anticipated," "we believe," "estimate," "projections," "hope," or expressions of a similar nature denote forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or results presently anticipated or projected. Those risks and uncertainties include those discussed in this Exhibit
99.13. We wish to caution you not to place undue reliance on forward-looking statements. The factors listed in this Exhibit 99.13 have affected our performance in the past, and could affect our future performance as well. Those factors include, but are not limited to, the risk that our recent restructuring efforts will fail to successfully reorganize and redirect our operations; the risk that we will be delisted from Nasdaq; the risk that current and potential litigation expenses and potential awards against us will have a material adverse affect on our financial performance and on our current board of directors and management composition; and risks related to recent and expected losses. The following risk factors are not all inclusive and do not describe many significant risks associated with us at this time. Anyone deciding to invest in our common stock will take on financial risk. In deciding whether to invest, you should carefully consider the factors included in this Exhibit 99.13 and other information publicly available to you. Investors are strongly cautioned to examine our recent Securities and Exchange Commission filings and press releases for more information regarding the company.

Potential Delisting From Nasdaq. Due to the Company's recent low stock prices, the Company's common stock may be delisted from Nasdaq due to a failure to meet Nasdaq per share price criteria. If the Company's stock is delisted for any reason, you would find it difficult to dispose of the Company's common stock. In addition, the Company's ability to obtain additional financing through the issuance of common stock or securities convertible into common stock could be adversely affected.

Restructuring and Management Transition. The Company is experiencing a period of significant operational restructuring and management transition that has placed, and may continue to place, a significant strain on its resources, including its personnel. On December 19, 2000, the Company terminated Melvin Masters for cause and announced significant employee layoffs. The board of directors has appointed a new management team to handle the restructuring and transition. The Company's ability to manage the restructuring and transition successfully will require its new management personnel to work together effectively and will require the Company to improve its operations, management and financial systems and controls. If the Company management is unable to manage this transition effectively, the Company's business, competitive position, results of operations and financial condition will be materially and adversely affected.

Recent and Expected Losses; Accumulated Deficit. The Company incurred a net loss of $16,062,704 for the quarter ended December 30, 2000, and has an accumulated deficit of
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$28,223,853 as of December 30, 2000. The Company expects to incur losses for the remainder of its current fiscal year. There can be no assurance that the Company will not incur additional losses for a longer period, that the Company will generate positive cash flow from its operations, or that the Company will attain or thereafter sustain profitability in any future period. To the extent the Company continues to incur losses or grows in the future, its operating and investing activities may use cash and, consequently, such losses or growth will require the Company to obtain additional sources of financing in the future or to reduce operating expenses.

Litigation. The Company is currently engaged in significant litigation with its former CEO and Chairman Melvin Masters, certain of its shareholders and Manugistics, Inc., a large software company. The expenses related to such ongoing litigation have been, and will likely continue to be, significant and the litigation will also likely divert the attention of management from the daily operations of the Company. There can be no assurance that the Company will be successful in any of these litigations and even if it is successful, that the expenses related to such litigation will not materially adversely impact the Company's financial condition. If the Company is unsuccessful in any of the litigations, the Company could be required to pay significant awards and/or damages that could materially adversely affect the Company.

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